UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2024

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submissions of Matters to a Vote of Security Holders.

On June 5, 2024, Chegg, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2024.

All nominated directors were elected and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal are set forth in the following tables.

1.To elect three Class II directors, to serve until the third annual meeting of stockholders following the Meeting and until their successors are elected and qualified or until their resignation or removal:

Nominee	For	Against	Broker Non-Votes
Marne Levine	69,716,817	3,361,660	12,082,880
Paul LeBlanc	38,784,071	34,294,514	12,082,880
Richard Sarnoff	69,698,380	3,379,258	12,082,880

2.To approve, on a non-binding advisory basis, the compensation paid by the Company to our named executive officers for the year ended December 31, 2023:

For	Against	Abstain	Broker Non-Votes
57,764,346	12,690,542	2,673,621	12,082,880

3.To approve, on a non-binding basis, the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain
68,878,814	30,070	4,002,005	217,620

4.To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
83,992,250	1,050,679	168,460	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ David Longo
Name: David Longo
Title: Chief Financial Officer
Date: June 5, 2024